Exhibit 10.18


                             H.J. MEYERS & CO., INC.
                              1895 Mt. Hope Avenue
                            Rochester, New York 14620




                                                     ____________, 1996




Life Critical Care Corporation
37885 Green Street
New Baltimore, Michigan  48047

Ladies and Gentlemen:

         You have agreed that H.J. Meyers & Co., Inc. ("H.J. Meyers") may act as a non-exclusive finder or financial consultant for you in various transactions in which Life Critical Care Corporation (the "Company") may be involved, such as mergers, acquisitions and consolidations, for a period of twenty-four (24) months from the date of this Agreement (the "Period").

         1.       H.J. Meyers' Fee.

                  (a) If, during the Period, H.J. Meyers brings to the Company an opportunity for a proposed merger, consolidation or acquisition of assets involving the Company as one of the parties thereto, or an acquisition of all or substantially all of the securities of the Company or of another entity (including an acquisition of assets or securities that is paid for in part or in full by the issuance of shares of the Company's Common Stock or other securities), then upon the consummation of any such transaction (but only if such consummation occurs within thirty-six (36) months from the date of this Agreement), the Company will pay to H.J. Meyers as a fee the amount provided for in Paragraph 1(c) hereof; provided, however, that H.J. Meyers shall be deemed to have brought an opportunity to the Company for purposes of this Paragraph 1(a) only if the opportunity is at least briefly specifically described in a writing (which need not identify the other parties) signed by H.J. Meyers and received (with receipt acknowledged in writing by the Company) prior to any negotiations between representatives of the Company and representatives of the other party or parties to such transaction, and such writing signed by H.J. Meyers refers to the Company's obligations under this Paragraph 1(a).

                  (b) If, during the Period, an opportunity for a proposed transaction of the type described in Paragraph 1(a) hereof is brought to the Company by someone other than H.J. Meyers, and if the Company in writing retains H.J. Meyers for consultation or other services in connection therewith, then upon the consummation of that transaction, the Company will pay H.J. Meyers as a fee the amount provided for in Paragraph 1(c) hereof or such fee as is otherwise agreed to by the Company and H.J. Meyers.

                  (c) The amount to be paid by the Company to H.J. Meyers in any case described in Paragraphs 1(a) or 1(b) hereof shall be calculated based on the value of the consideration paid to or received by the Company (or its stockholders), as follows: five percent (5%) of the first two million dollars and two percent (2.0%) of any consideration above two million dollars. "Consideration" shall mean the total value of all cash, securities, other property and any other consideration, including, without limitation, any contingent, earned or other consideration paid or payable, directly or indirectly, in connection with a transaction and consideration shall be determined at the closing. The value of any such securities (whether debt or equity) or other property shall be determined as follows: (1) the value of securities that are freely tradeable in an established public market shall be the last closing market price of such securities prior to the public announcement of the transaction; and (2) the value of the securities which are not freely tradeable or which have no established public market, or if the consideration consists of property other than securities, the value of such securities or other property shall be the fair-market value thereof as mutually agreed by the Company and H.J. Meyers. Consideration shall also be deemed to include any indebtedness, including, without limitation, pension liabilities, guarantees and other obligations assumed, directly or indirectly, in connection with, or which survives the closing of, a transaction. If the consideration to be paid is computed or payable in any foreign currency, the value of such foreign currency shall, for the purposes hereof, be converted into U.S. Dollars at the prevailing exchange rate on the dates on which such consideration is payable.

         2. Payment. The fee due to H.J. Meyers hereunder shall be paid by the Company in cash at the closing of the transaction, without regard to whether the transaction involves payment in cash, stock or a combination of stock and cash, or is made on an installment sales basis. By way of example, if the transaction involves securities of the acquiring entity (whether securities of the Company, if the Company is the acquiring party, or securities of another entity, if the Company is the selling party) having a value of $5,000,000, the cash consideration to be paid by the Company to H.J. Meyers at closing shall be $160,000.

         3. Binding Obligation. The Company represents and warrants to H.J. Meyers that H.J. Meyers' engagement hereunder has been duly authorized and approved by the Board of Directors of the Company and that this letter agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company.

         4. In General. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State. This Agreement sets forth the entire agreement and understanding between the undersigned with respect to its subject matter and supersedes all prior discussions, agreements and understandings of every kind and nature between them with respect thereto. This Agreement shall inure to the benefit of, and be enforceable against, each of the undersigned and their respective successors and assigns.

Life Critical Care Corporation

___________, 1996
Page 4

         Please sign this letter at the place indicated below, whereupon it will constitute our mutually binding agreement with respect to the matters contained herein.

                                            Yours very truly,

                                            H.J. MEYERS & CO., INC.



                                            By:__________________________
                                                 Name:
                                                 Title:



ACCEPTED AND AGREED TO:

LIFE CRITICAL CARE CORPORATION



By:_______________________________________
      Name:
      Title: